UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2024

JETBLUE AIRWAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)

(718) 286-7900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2024, Robin Hayes, Chief Executive Officer of JetBlue Airways Corporation (“JetBlue” or the “Company”), notified the Company of his decision to retire from his position, effective February 12, 2024 (the “Transition Date”). The Company thanks Mr. Hayes for his many years of service and leadership. Mr. Hayes will serve as a strategic advisor over the coming months.

On January 7, 2024, in accordance with its extensive succession planning, the Board of Directors of the Company (the “Board”) unanimously approved the appointment of Joanna Geraghty, the Company’s President and Chief Operating Officer, as Chief Executive Officer, effective as of the Transition Date. In connection with her appointment, Ms. Geraghty has been designated as the Company’s principal executive officer as of such date. In addition, the Board appointed Ms. Geraghty to the Board, effective as of the Transition Date. Ms. Geraghty was also appointed as a member of the Airline Safety Committee and the Technology Committee of the Board, in each case effective as of the Transition Date.

Ms. Geraghty, age 51, first joined the Company in 2005. Prior to her appointment as President and Chief Operating Officer in May 2018, Ms. Geraghty served as the Company’s Executive Vice President, Customer Experience from 2014 to 2018. She also served as Executive Vice President, Chief People Officer from 2010 to 2014, after serving as Vice President and Associate General Counsel and Director of Litigation and Regulatory Affairs. Ms. Geraghty also serves on the board of directors of L3Harris Technologies, Inc. (NYSE: LHX), has also served as a member of the board of the JetBlue Foundation, and is chairperson of the board of Concern Worldwide, an international not-for-profit organization.

The Compensation Committee and the Board will evaluate Ms. Geraghty’s compensation at a later date. At this time, any changes to Ms. Geraghty’s compensatory arrangements in connection with her appointment as Chief Executive Officer have not been determined. The Company will file an amendment to this Current Report on Form 8-K after such information is determined or becomes available.

There are no arrangements or understandings between Ms. Geraghty and any other person pursuant to which she was appointed. Ms. Geraghty does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Geraghty has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 8, 2024, the Company issued a press release regarding the foregoing executive transitions described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information included under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 2.02 Results of Operations and Financial Condition.

On January 8, 2024, the Company issued a press release that, among other things, reiterated the Company’s estimated fourth quarter 2023 guidance, which was previously announced on December 7, 2023, based on preliminary financial results. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated January 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	January 8, 2024	By:	/s/ Brandon Nelson
Brandon Nelson
General Counsel and Corporate Secretary